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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-107281) of Alpharma Inc. (the "Company") of our report dated February 27, 2004, except for Note 2B as to which the date is May 26, 2004 relating to the financial statements, which appears in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
August 31, 2004
Florham Park, New Jersey